Exhibit 3.2

AMENDED AND RESTATED

BYLAWS OF

SPORTS ENTERTAINMENT ENTERPRISES, INC.,

d/b/a CKX, INC.

ARTICLE I

Offices

SECTION 1.  Registered Office.  The registered office of the Corporation in the State of Colorado shall be as set forth in the Articles of Incorporation of the Corporation (the “Articles of Incorporation”), unless changed as provided by the provisions of the Colorado Business Corporation Act, as it may be amended from time to time, or any successor law (the “Act”).

SECTION 2.  Business Offices.  The Corporation may have one or more offices at such place or places, either within or without the State of Colorado, as the Board of Directors shall from time to time determine or the business of the Corporation may require.  The books and records of the Corporation may be kept outside the State of Colorado at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

Meetings of Shareholders

SECTION 1.  Place of Meetings.  All meetings of the shareholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Colorado, as shall be designated from time to time by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer and stated in the notice of meeting, or if no place is so designated, at the principal office of the Corporation.

SECTION 2.  Annual Meeting.  An annual meeting of shareholders shall be held each year and stated in a notice of meeting.  The date and time of such meeting shall be determined by the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation; provided that if the Chairman of the Board of Directors or Chief Executive Officer does not act, the Board of Directors shall determine the date and time of such meeting.  At such annual meeting, the shareholders shall elect directors to replace those directors whose terms expire at such annual meeting and transact such other business as may properly be brought before the meeting.

SECTION 3.  Special Meetings.  Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles, may be called at any time only by the Chairman of the Board of Directors or the Chief Executive Officer or by majority resolution of the entire Board of Directors and shall be called by the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary upon one or more written demands (which shall state the purpose or purposes thereof) signed and dated by the holders of shares representing not less than ten percent of all votes entitles to be cast on any issue proposed or to be considered at the meeting. Such meeting may be held at such date and time as will be determined by the person or persons authorized to calling the meeting and designated in the notice of the meeting.

SECTION 4.  Notice of Meetings.  Except as otherwise expressly required by the Act, written notice of each annual and special meeting of shareholders stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting.  Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.  Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the shareholder at his address as it appears on the records of the Corporation.  Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid.  Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy.   If three successive notices mailed to any shareholder in accordance with the provision of this Section 4 are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the Corporation. Any previously scheduled meeting of the shareholders may be postponed, and (unless the Articles provide otherwise) any special meeting of the shareholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of shareholders.

SECTION 5.  List of Shareholders.   A complete record of the shareholders entitled to notice of any shareholders’ meeting (or an adjourned meeting) shall be prepared by the Secretary of the Corporation.  Such shareholders list shall be arranged by “voting groups” (as defined in the Act) and within each voting group be arranged alphabetically within each class or series and shall show the address of, and the number of shares of each such class or series that are held, by each she holder.  Such list shall be available for inspection by of any shareholder, for any purpose germane to the meeting, during ordinary business hours, beginning on the earlier of least ten (10) days prior to the meeting for which the list was prepared or two (2) days after notice is given and continuing through the meeting and any adjournment thereof at the principal place of business of the Corporation or other place identified in the notice of meeting.

SECTION 6.  Quorum; Adjournments.  The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote generally in the election of directors, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of shareholders, except as otherwise provided by statute or by the Articles of Incorporation.  If, however, such quorum shall not be present or represented by proxy at any meeting of shareholders, the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy.  At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called.  If the adjournment is for more than thirty (30) days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.  The shareholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 7.  Organization.  At each meeting of shareholders, the Chairman of the Board of Directors, or, in his absence or inability to act, the Chief Executive Officer or President shall have the authority to act as chairman of the meeting.  The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

SECTION 8.  Order of Business.  The order of business at all meetings of the shareholders shall be as determined by the chairman of the meeting.

SECTION 9.  Voting; Proxies.  Except as otherwise provided by the Articles of Incorporation (including pursuant to any duly authorized certificate of designation) or the Act, each shareholder of the Corporation shall be entitled at each meeting of shareholders to one (1) vote for each share of capital stock of the Corporation standing in his name on the record of shareholders of the Corporation:

(a)                                  on the date fixed pursuant to the provisions of Section 14 of Article II of these Amended and Restated Bylaws (the “Bylaws”) as the record date for the determination of the shareholders who shall be entitled to notice of and to vote at such meeting; or

(b)                                 if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each shareholder entitled to vote at any meeting of shareholders may authorize another person or persons to act for him by a proxy which is in writing or transmitted as permitted by law, including, without limitation, electronically, via telegram, internet, interactive voice response system, or other means of electronic transmission executed or authorized by such shareholder or his attorney-in-fact, but no proxy shall be voted after (3) three years from its date, unless the proxy provides for a longer period.  Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies.  Any proxy transmitted electronically shall set forth information from which it can be determined by the secretary of the meeting that such electronic transmission was authorized by the shareholder.  When a quorum is present at any meeting, in all matters other than the election of directors, the vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.  Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot.  On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted and the number of votes to which each share is entitled.

SECTION 10.  Inspectors; Opening and Closing of the Polls.  The Board of Directors may, in advance of any meeting of shareholders, appoint one or more inspectors (which may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives) to act at such meeting or any adjournment thereof and make a written report thereof.  If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.  On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as an inspector of an election of directors.  Inspectors need not be shareholders.

The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting.

SECTION 11.  Advance Notice Provisions for Election of Directors.  Other than persons designated pursuant to the terms of a series of preferred stock of the Corporation only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation.  Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors as provided under Section 3 of this Article II, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) (in the case of special meetings, provided the Board of Directors has determined that directors shall be elected at such meeting) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 11.

In addition to any other applicable requirements, for a nomination to be made by a shareholder such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than the close of business one hundred twenty (120) days prior to the date of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the shareholder in order to be timely must be so received not earlier than the close of business one hundred twenty (120) days prior to such annual meeting, and not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made by the Corporation and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not earlier than the close of business one hundred twenty (120) days prior to such meeting, and not later than the later of the close of business ninety (90) days prior to such meeting or the tenth (10th) day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made by the Corporation.  For purposes of Sections 11 and 12 of Article II of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To be in proper written form, a shareholder’s notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and record address of such shareholder (as they appear in the Corporation’s books) and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder or such beneficial owner, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 11.  If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

SECTION 12.  Advance Notice Provisions for Business to be Transacted at Annual Meeting.  No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 12.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for shareholder action.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than the close of business ninety (90) days, nor more than one hundred twenty (120) days, prior to the date of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the shareholder in order to be timely must be so received not earlier than the close of business one hundred twenty (120) days prior to such annual meeting, and not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made by the Corporation.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder (as they appear in the Corporation’s books) and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder and beneficial owner, (iv) a description of all arrangements or understandings between such shareholder, beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and beneficial owner and any material interest of such shareholder or beneficial owner in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 12; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 12 shall be deemed to preclude discussion by any shareholder of any such business.  If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Notwithstanding the foregoing provisions of Sections 11 and 12 of Article II of these Bylaws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.  Nothing in this Bylaw shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a 8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

SECTION 13.  Action by Written Consent.  For so long as either any class of the Corporation’s capital stock is registered under Section 12 of the Exchange Act, or the Corporation is required to file periodic reports with the Securities and Exchange Commission pursuant to Section 15(d) of the Exchange Act with respect to any class of the Corporation’s capital stock.  Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, the shareholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of shareholders and the power of shareholders to consent in writing without a meeting is specifically denied.

SECTION 14.  Fixing the Record Date.  In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting;

provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE III

Board of Directors

SECTION 1.  General Powers.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.  In addition to the powers and authorities by these Bylaws expressly conferred upon the directors, the Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

SECTION 2.  Number, Election and Term.  Subject to any rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall be fixed from time to time exclusively by resolution adopted by the affirmative vote of a majority of the total number of directors then in office.  The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors; provided, however, that whenever the holders of any class or series of Preferred Stock of the Corporation are entitled to elect one or more directors pursuant to the provisions of the Articles of Incorporation (including pursuant to any duly authorized certificate of designation), and except as otherwise provided therein, such directors shall be elected by a plurality of the votes of such class or series of Preferred Stock present in person or represented by proxy at the meeting and entitled to vote in the election of such directors.

SECTION 3.  Place of Meetings.  Meetings of the Board of Directors shall be held at such place or places, within or without the State of Colorado, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

SECTION 4.  Annual Meetings.  The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of shareholders, without other notice than this Bylaw, on the same day and at the same place where such annual meeting shall be held.  In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Colorado) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III.

SECTION 5.  Regular Meetings.  Regular meetings of the Board of Directors shall he held at such time and place as the Board of Directors may fix.

SECTION 6.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer or by three or more directors then in office.  The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

SECTION 7.  Notice of Meetings.  Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws.  Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice shall be required, shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting.  Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy, or similar means or overnight courier or (b) five (5) days before the meeting if delivered by mail to the director’s residence or usual place of business.  Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, or similar means or delivered to the overnight courier service company.  Except as otherwise required by these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.  Any director may waive notice of any meeting by a writing signed by the director entitled to the notice and filed with the minutes or corporate records or pursuant to Section 8 below.

SECTION 8.  Waiver of Notice and Presumption of Assent.  Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to any member who voted in favor of such action.

SECTION 9.  Quorum and Manner of Acting.  A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Articles of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place.  Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.  The directors shall act only as a Board and the individual directors shall have no power as such.  The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 10.  Organization.  At each meeting of the Board of Directors, the Chairman of the Board, or in his absence or inability to act, the Chief Executive Officer (or, in his absence or inability to act, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat.  The Secretary or, in his absence or inability to act, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.

SECTION 11.  Resignations; Newly Created Directorships; Vacancies; and Removals.  Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission of his resignation to the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified.  Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.  No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

SECTION 12.  Compensation.  The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

SECTION 13.  Committees.  The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, an audit committee, a compensation committee and a nominating and corporate governance committee, each committee to consist of one or more of the directors of the Corporation and to comply with the applicable requirements of the securities exchange or automated quotation system on which the securities of the Corporation may be listed or admitted for trading from time to time.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Except to the extent restricted by statute or the Articles of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it.  Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.  Each independent member of any committee of the Board of Directors shall satisfy the “independence” requirements of the securities exchange on which the securities of the Corporation may be listed from time to time or, if not so listed, of the Nasdaq Stock Market.

SECTION 14.  Committee Rules.  Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee or as may be required to comply with the applicable requirements of the securities exchange or automated quotation system on which the securities of the Corporation may be listed or admitted for trading from time to time.  Unless otherwise provided in such a resolution or applicable requirements, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum.  In the event that a member and that member’s alternate, if alternates are designated by the Board of Directors as provided in Section 13 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

SECTION 15.  Action by Written Consent.  Unless restricted by the Articles of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 16.  Telephonic and Other Meetings.  Unless restricted by the Articles of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.  Participation by such means shall constitute presence in person at a meeting.

SECTION 17.                          Non-Voting Observers.  Subject to compliance with the Act and the applicable requirements of the securities exchange or automated quotation system on which the securities of the Corporation may be listed or admitted for trading from time to time, the Board of Directors or holders of a series of preferred stock, if granted such rights in the Articles of Amendment of the Corporation, as amended, may appoint non-voting observers to the Board of Directors (“Non-voting Observers”), each to hold such position until such person’s successor is duly appointed, or until such person’s earlier resignation or removal.  The Non-voting Observers shall have no authority to exercise the powers of a director in the management of the business and affairs of the Corporation.  Subject to compliance with the Act and the applicable requirements of the securities exchange or automated quotation system on which the securities of the Corporation may be listed or admitted for trading from time to time, each Non-voting Observer shall be entitled to attend meetings of the Board of Directors, but shall do so solely as an observer.  Non-voting Observers shall be informed reasonably in advance of the time and place of any regular or special meeting of the Board of Directors, but shall not be entitled to notice thereof pursuant to these Bylaws unless such notice is required by the terms of a series of preferred stock of the Corporation. Non-voting Observers shall not be entitled to vote and accordingly and without limitation shall not: (1) count as a member of the Board of Directors for the purpose of determining the number of directors necessary to constitute a quorum, for the purpose of determining whether a quorum is present or for any other purpose whatsoever, (2) be included in the calculation of whether a voting majority exists for the purpose of determining an act of the Board of Directors, (3) be included in the determination of whether all members of the Board of Directors consent in writing to an action under Section 8 of this Article, or (4) be included in the determination of whether the Board of Directors has validly taken any action under the applicable provisions of the Act.  Any Non-voting Observer other than one appointed pursuant to the terms of a series of preferred stock of the Corporation can be removed from such position by the Board of Directors at any time for any reason.

ARTICLE IV

Officers

SECTION 1.  Number and Qualifications.  The elected officers of the Corporation shall be the Chairman of the Board, Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, a Treasurer, and the Secretary and such other officers as the Board of Directors may from time to time deem proper.  All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV.  Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.  The Board of Directors or any committee thereof may from time to time elect, or the Chairman of the Board or the Chief Executive Officer may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation.  Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or such committee or by the Chairman of the Board or the Chief Executive Officer, as the case may be.  Any number of offices may be held by the same person, and no officer except the Chairman of the Board, if any, need be a director.  In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of Chief Executive Officer and Secretary shall be filled as expeditiously as possible.

SECTION 2.  Election and Term of Office.  The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of shareholders or as soon thereafter as conveniently may be.  Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors or committee thereof, or by the Chairman of the Board of Directors, or the Chief Executive Officer, as the case may be.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these Bylaws.

SECTION 3.  Resignations.  Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt.  Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.  Such resignation shall be without prejudice to the contractual rights, if any, of the Corporation.

SECTION 4.  Removal.  Any officer elected, or agent appointed, by the Board of Directors may be removed by the affirmative vote of a majority of the entire Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby.  Any officer or agent appointed by the Chairman of the Board or the Chief Executive Officer may be removed by him whenever, in his judgment, the best interests of the Corporation would be served thereby.  No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election, but any such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

SECTION 5.  Vacancies.  A newly created elected office or any vacancy occurring in any elected office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by the Board of Directors then in office.  Any vacancy in an office appointed by the Chairman of the Board or the Chief Executive Officer because of death, resignation, removal, disqualification or otherwise, may be filled by the Chairman of the Board or the Chief Executive Officer.

SECTION 6.  Compensation.  The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors.  An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

SECTION 7.  Chairman of the Board.  The Chairman of the Board of Directors, if one is elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.  If there is no Chief Executive Officer, the Chairman of the Board of Directors may in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 8 of this Article IV.

SECTION 8.  Chief Executive Officer.  The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have the powers and perform the duties incident to that position.  He shall, in the absence or inability to act of the Chairman of the Board, preside at each meeting of the Board of Directors or the shareholders.  Subject to the powers of the Board of Directors, he shall be in the general and active charge of the entire business and affairs of the Corporation, including authority over its officers, agents and employees, and shall have such other duties as may from time to time be assigned to him by the Board of Directors.  The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect, and execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

SECTION 9.  President.  The President shall, together with the Chief Executive Officer, have general and active management of the business of the Corporation and shall have such other powers and duties as the Board of Directors may prescribe. He shall perform all duties incident to the office of President. At the written request of the Chief Executive Officer, or in his absence or in the event of his inability to act, the President shall perform the duties of the Chief Executive Officer, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the Chief Executive Officer in respect of the performance of such duties.

SECTION 10. Chief Operating Officer.  The Chief Operating Officer shall be responsible for the general direction of the operations of the business, reporting to the Chief Executive Officer and the President, and shall have such other duties as may from time to time be assigned to him by the Board of Directors or as may be provided in these Bylaws.

SECTION 11.  Vice President.  Each Vice President shall perform all such duties as from time to time may be assigned to him by the Board of Directors.  At the written request of the President, or in the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions placed upon the President in respect of the performance of such duties.

SECTION 12.  Chief Financial Officer.  The Chief Financial Officer shall be a Vice President acting in an executive financial capacity, and shall:

(a)                                  have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b)                                 keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(c)                                  deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

(d)                                 receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e)                                  disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefore;

(f)                                    render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

(g)                                 in general, perform all duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board of Directors.

The Chief Financial Officer may also be the Treasurer if so determined by the Board of Directors.

SECTION 13.  Secretary.  The Secretary shall:

(a)                                  keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the shareholders;

(b)                                 see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

(c)                                  be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d)                                 see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e)                                  in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 14.  The Assistant Treasurer.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or, if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability to act or his failure to act (in violation of a duty to act or in contravention of direction to act by the Board of Directors), perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

SECTION 15.  The Assistant Secretary.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability to act or his failure to act (in violation of a duty to act or in contravention of direction to act by the Board of Directors), perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

SECTION 16.  Other Officers, Assistant Officers and Agents.  Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

SECTION 17.  Officers’ Bonds or Other Security.  If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

SECTION 18.  Absence or Disability of Officers.  In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

Stock Certificates and Their Transfer

SECTION 1.  Stock Certificates.  The Board of Directors may issue stock certificates, or may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares of stock.  Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by a certificate and, upon request, every holder of uncertificated shares shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or, the Chief Executive Officer, the President or a Vice-President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.  A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue more than one class or series of stock, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  The Corporation shall furnish to any holder of uncertificated shares, upon request and without charge, a full statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Any request by a holder for a certificate shall be in writing and directed to the Secretary of the Corporation.

SECTION 2.  Facsimile Signatures.  Any or all of the signatures on a certificate may be a facsimile, engraved or printed.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

SECTION 3.  Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate

SECTION 4.  Transfers of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.  Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 5.  Transfer Agents and Registrars.  The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

SECTION 6.  Regulations.  The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 7.  Registered Shareholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Colorado.

ARTICLE VI

General Provisions

SECTION 1.  Dividends.  Subject to the provisions of statutes and the Articles of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting.  Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Articles of Incorporation.

SECTION 2.  Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation.  The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

SECTION 3.  Seal.  The seal of the Corporation shall be in such form as shall be approved by the Board of Directors, which form may be changed by resolution of the Board of Directors.

SECTION 4.  Fiscal Year.  The fiscal year of the Corporation shall end on December 31 of each fiscal year and may thereafter be changed by resolution of the Board of Directors.

SECTION 5.  Checks, Notes, Drafts, Etc.  All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

SECTION 6.  Execution of Contracts, Deeds, Etc.  The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 7.  Loans.  The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer (other than a named executive officer, as defined by the Securities and Exchange Commission) or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation and provided the making of such loan is in compliance with applicable law.  The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.  Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

SECTION 8.  Voting of Stock in Other Corporations.  Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, or the Chief Executive Officer, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation.  In the event one or more attorneys or agents are appointed, the Chairman of the Board, or the Chief Executive Officer may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent.  The Chairman of the Board, or the Chief Executive Officer may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

SECTION 9.  Inspection of Books and Records.  The inspection of the Corporation’s books and records by any shareholder of the Corporation may only take place in full compliance with the applicable requirements of the Act.

SECTION 10.  Inconsistency Provisions.  In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Articles of Incorporation, the Act or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VII

Amendments

SECTION 1. Amendment. Except as may otherwise be required by applicable law or the Articles of Incorporation, these Bylaws may be amended, altered or repealed:

(a)  by resolution adopted by a majority of the Board of Directors; or

(b)  at any regular or special meeting of the shareholders, if notice of the amendment, alteration or repeal is contained in the notice or waiver of notice of the special meeting.

SECTION 2.  Indemnification Provisions.  Notwithstanding the foregoing, no provision of Article VIII of these Bylaws may be amended, altered or repealed, except:

(a)  by resolution adopted by two-thirds of the entire Board of Directors at any special or regular meeting of the Board; or

(b)  at any regular or special meeting of the shareholders upon the affirmative vote of the holders of 75% or more of the outstanding shares of each class of stock eligible to vote at the meeting, if notice of the amendment, alteration or repeal is contained in the notice or waiver of notice of the meeting.

Article VIII

Indemnification

SECTION 1  General. The Corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the Act.

SECTION 2.  Insurance.  The Corporation shall purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, limited liability company, limited partnership, limited liability partnership or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

SECTION 3. Expenses.  Reasonable expenses incurred by a director or officer who was, is or is threatened to be made a named defendant or respondent in a civil or criminal action, suit or proceeding by reason of the fact that he is/was a director or officer (or was serving at the Corporation’s request as a director or officer of another enterprise) shall be paid by the

Corporation in advance of the final disposition of such action, suit or proceeding upon (1) receipt of (a) written undertaking executed by or on behalf of such director or officer to repay such amount if it ultimately shall be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized by relevant sections of the Act and (b) a written affirmation of the director’s or officer’s good faith belief that the director or officer has met the standard of conduct described under the Act, and (2) a determination that the facts then known to those making the determination in accordance with the Act would not preclude indemnification thereunder.  To the maximum extent permitted under the Act, the indemnification and advancement of expenses provided by this Bylaw shall not be deemed exclusive of any other rights provided by any agreement, vote of shareholders or disinterested directors or otherwise.